Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of May 28, 2020 (the “First Amendment Effective Date”), is among HARMONIC INC. and HARMONIC INTERNATIONAL GmbH, as Borrowers, the other Loan Parties party hereto, and JPMORGAN CHASE BANK, N.A., as Lender.

RECITALS:

Borrowers and Lender have entered into that certain Credit Agreement dated as of December 19, 2019 (as the same may hereafter be amended or otherwise modified, the “Agreement”). Borrowers and Lender now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the First Amendment Effective Date unless otherwise indicated:

ARTICLE 1.

Definitions

Section 1.1.    Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE 2.

Amendment

Section 2.1.    Section 1.01. The following definition in Section 1.01 of the Agreement is, effective as of the First Amendment Effective Date, hereby amended and restated in its entirety to read as follows:

“Convertible Notes” means, collectively, (a) the Company’s 4.00% Senior Convertible Notes due 2020 pursuant to an indenture (the “2020 Notes Indenture”), dated December 14, 2015, by and between the Company and U.S. Bank National Association, as trustee, and (b) the Company’s 2.00% Convertible Senior Notes due 2024 pursuant to an indenture (the “2024 Notes Indenture”) dated September 13, 2019, by and between the Company and U.S. Bank National Association, as trustee, and (c) any additional series of convertible notes for which or by which the convertible notes referred to in clauses (a) or (b) or this clause (c) are exchanged, replaced or refinanced (each, an “existing series of notes”), so long as (i) the terms thereof are substantially similar to such existing series of notes (other than pricing and stated maturity dates) as determined in good faith by the Company, (ii) the principal amount thereof does not exceed the principal amount of such existing series of notes, plus any accrued and unpaid interest, any prepayment or exchange premium in connection with such exchange, replacement or refinancing and customary fees and expenses incurred by the Company in connection with such exchange, replacement or refinancing; and (iii) the state maturity date thereof cannot be less than 91 days after the Revolving Credit Maturity Date.

ARTICLE 3.

Conditions Precedent

Section 3.1.    Conditions. The effectiveness of Article 2 of this Amendment are subject to the satisfaction of the following conditions precedent:

(a)      The Lender (or its counsel, Winstead PC) shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Lender (which may include fax or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment; and

(b)      The Lender shall have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the First Amendment Effective Date.

ARTICLE 4.

Ratifications, Representations and Warranties

Section 4.1.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Borrower and Lender agree that the Agreement as amended hereby and the other Loan Documents shall continue to be a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. For all matters arising prior to the effective date of this Amendment (including, without limitation, the accrual and payment of interest and fees and compliance with financial covenants), the terms of the Agreement (as unmodified by this Amendment) shall control and are hereby ratified and confirmed.

Section 4.2.    Representations and Warranties. Each Loan Party represents and warrants to the Lender that (and where applicable, agrees) as follows: (a) both before and after giving effect to this Amendment, no Default shall have occurred and be continuing; (b) both before and after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of such Loan Party and does not and will not: (1) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (2) violate any material Requirement of Law applicable to any Loan Party or any Subsidiary, (3) violate or result in a default under any material indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, and (4) result in the creation or imposition of, or other requirement to create, any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents; (d) the articles of incorporation, bylaws, partnership agreement, certificate of limited partnership, membership agreement, articles of organization or other applicable governing document of each Loan Party and the resolutions of such Loan Party last delivered to the Lender have not been modified or rescinded and remain in full force and effect; and (e) this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE 5.

Miscellaneous

Section 5.1.    Survival of Representations and Warranties. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Amendment, the Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitment has not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and Section 8.03 of the Agreement shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or thereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitment or the termination of the Agreement or any other Loan Document or any provision hereof or thereof.

Section 5.2.    Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 5.3.    Loan Document. This Amendment is a Loan Document and is subject to the terms of the Agreement.

Section 5.4.    Expenses of Lender. As provided in the Agreement, jointly and severally, shall pay all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Lender, in connection with the preparation and administration of this Amendment.

Section 5.5.    Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.6.    Applicable Law. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 5.7.    Successors and Assigns. This Amendment is binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Lender that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) Lender may not assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 8.04 of the Agreement. Any assignment or other transfer made in violation of this Section shall be void.

Section 5.8.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by fax, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment, the Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 5.9.    Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by any Borrower or any Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 5.10.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.11.    ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signatures on following pages]

Executed as of the date first written above.

HARMONIC INC.

By:	/s/ Sanjay Kalra
Name: Sanjay Kalra
Title: Chief Financial Officer

HARMONIC INTERNATIONAL GmbH

By:	/s/ Sanjay Kalra
Name: Sanjay Kalra
Title: Managing Officer

JPMORGAN CHASE BANK, N.A.

By:	/s/ Eleftherios Karsos
Name: Eleftherios Karsos
Title: Authorized Signatory